Exhibit 10.2

WARRANT AGREEMENT

THIS WARRANT AGREEMENT (this “Agreement”), dated as of December 18, 2025, is entered into by and between Virgin Galactic Holdings, Inc., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Warrant Agent”).

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the warrants to be issued pursuant to this Agreement (the “Warrants”);

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.

Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

2.	Warrants.

2.1.

Form of Warrant. Each Warrant shall be (a) issued in registered form only, (b) in substantially the form of Exhibit A hereto, the provisions of which are incorporated herein, (c) signed by, or bear the facsimile signature of, the Chief Executive Officer, Chief Financial Officer, Treasurer or Chief Legal Officer and Corporate Secretary of the Company and (d) shall be reflected on statements issued by the Warrant Agent from time to time to the holders thereof. In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

2.2.	Effect of Countersignature. Unless and until countersigned by the Warrant Agent pursuant to this Agreement, a Warrant shall be invalid and of no effect and may not be exercised by the holder thereof.

2.3.	Registration.

2.3.1.

Warrant Register. The Warrant Agent shall maintain books (the “Warrant Register”) for the registration of the original issuance and transfers of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company.

2.3.2.

Registered Holder. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant shall be registered upon the Warrant Register (the “registered holder”), as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the warrant certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

3.	Concerning the Warrant Agent and Other Matters.

3.1.

Payment of Taxes. The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of shares of common stock, par value $0.0001 per share (the “Common Stock”) upon the exercise of Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such shares.

3.2.	Resignation, Consolidation, or Merger of Warrant Agent.

3.2.1.

Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of the Warrant (who shall, with such notice, submit his, her or its Warrant for inspection by the Company), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent at the Company’s cost. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation organized and existing under the laws of the State of New York, in good standing and having its principal office in the Borough of Manhattan, City and State of New York, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed;

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but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

3.2.2.

Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Common Stock not later than the effective date of any such appointment.

3.2.3.

Merger or Consolidation of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further act.

3.3.	Fees and Expenses of Warrant Agent.

3.3.1.

Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

3.3.2.

Further Assurances. The Company agrees to perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

3.4.	Liability of Warrant Agent.

3.4.1.

Reliance on Company Statement. Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chief Executive Officer or Chief Financial Officer of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

3.4.2.

Indemnity. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement, except as a result of the Warrant Agent’s gross negligence, willful misconduct or bad faith.

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3.4.3.

Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant; nor shall it be responsible to make any adjustments required under the provisions of the Warrant or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant or as to whether any shares of Common Stock will when issued be valid and fully paid and nonassessable.

3.5.

Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and, among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all moneys received by the Warrant Agent for the purchase of shares of Common Stock through the exercise of Warrants.

4.	Miscellaneous Provisions.

4.1.	Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

4.2.

Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall be delivered by hand or sent by registered or certified mail or overnight courier service, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

Name:	Virgin Galactic Holdings, Inc.
Address:	1700 Flight Way, 4th Floor
Tustin, California 92782
Attn:	Douglas Ahrens, Chief Financial Officer & Sarah Kim, General Counsel
Email:	doug.ahrens@virgingalactic.com; sarah.kim@virgingalactic.com with a copy to (which copy alone shall not constitute notice):

Name:	O’Melveny & Myers LLP
Address:	610 Newport Center Drive, Suite 1700
Newport Beach, California 92660
Attn:	Tony Wang
Email:	tonywang@omm.com

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Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be delivered by hand or sent by registered or certified mail or overnight courier service, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

Continental Stock Transfer & Trust Company

1 State Street, 30 FL

New York, New York 10004

Attn: Compliance Department

Any notice, sent pursuant to this Agreement shall be effective, if delivered by hand, upon receipt thereof by the party to whom it is addressed, if sent by overnight courier, on the next business day of the delivery to the courier, and if sent by registered or certified mail on the third day after registration or certification thereof.

4.3.

Applicable Law. The validity, interpretation and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 4.2 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.

4.4.

Persons Having Rights under this Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the registered holders of the Warrants, any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the registered holders of the Warrants.

4.5.

Examination of this Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the Borough of Manhattan, City and State of New York, for inspection by the registered holder of any Warrant.

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4.6.

Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

4.7.	Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

4.8.

Amendments. This Agreement may be amended by the parties hereto without the consent of any registered holder for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein or adding further covenants and agreements of the Company thereafter to be observed or surrendering any rights or powers reserved to or conferred upon the Company in this Agreement. All other modifications or amendments shall require the written consent of the Company and the registered holders of then-outstanding warrants exercisable for a majority of the Common Stock issuable upon exercise of such Warrants, provided, however, that any amendment, modification, waiver, or supplement to this Agreement that has a material, disproportionate, and adverse effect on any registered holder (as compared to other registered holders and without giving effect to such registered holder’s specific tax or economic position or any other matters personal to such registered holder) shall also require the approval of such holder in order to be effective and enforceable against such registered holder.

4.9.

Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

[Signature page follows]

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IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

VIRGIN GALACTIC HOLDINGS, INC.

By:	/s/ Douglas Ahrens
Name:	Douglas Ahrens
Title:	Chief Financial Officer and Treasurer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Erika Young
Name:	Erika Young
Title:	Vice President

EXHIBIT A

[attached]

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED FOR SALE, TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

WARRANT

Virgin Galactic Holdings, Inc.,

a Delaware Corporation

Issue Date: December 18, 2025

1. Definitions. Unless the context otherwise requires, when used herein, the following terms shall have the meanings indicated.

“10-Day VWAP” means, as of any date, the volume weighted average price per share (rounded to the nearest second decimal place) of the Common Stock, or any successor security thereto, on the Principal Trading Market (as reported by Bloomberg L.P. (or its successor) or if not available, by Dow Jones & Company, Inc., or if neither is available, by another authoritative source mutually agreed by the Company and the Warrantholder) from 9:30 a.m. (New York City time) on the Trading Day that is 10 Trading Days preceding such date to 4:00 p.m. (New York City time) on the last Trading Day immediately preceding such date.

“Acquisition Transaction” means (a) any transaction or series of related transactions (including, for avoidance of doubt, any Business Combination) as a result of which any Person or Group (excluding the Warrantholder or any of its Affiliates) Beneficially Owns, directly or indirectly, 50% or more of the outstanding Equity Securities (measured by either voting power or economic interests) of the Company; (b) any transaction or series of related transactions in connection with a Business Combination in which the shareholders of the Company immediately prior to such transaction or series of related transactions cease to Beneficially Own, directly or indirectly, at least 50% of the outstanding Equity Securities (measured by either voting power or economic interests) of the Company or in the surviving or resulting entity of such transactions; (c) the individuals who constitute the Continuing Directors, taken together, ceasing for any reason to constitute at least a majority of the Board; (d) the sale of all or substantially all of the Company’s assets to another Person; (e) any other transaction constituting a “Change in Control,” “Change of Control” or other similar construct under the Secured Notes Documents; (f) any merger of the Company in which the Company is not the surviving entity; or (g) any transaction or series of related transactions as a result of which the Common Stock is no longer traded on The New York Stock Exchange.

“Affiliate” means, with respect to any Person, any other Person (for all purposes hereunder, including any entities or individuals) that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. It is expressly agreed that, for purposes of this definition, none of the Company or any of its subsidiaries is an Affiliate of the Warrantholder or any of its Affiliates (and vice versa).

“Antitrust Laws” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Sherman Antitrust Act of 1890, as amended, the Clayton Antitrust Act of 1914, as amended, the Federal Trade Commission Act of 1914, as amended, and any other federal, state, local, domestic, foreign, or supranational laws that are designed to prohibit, restrict, or regulate actions having the purpose or effect of monopolization or restraint of trade or that provide for review of foreign investment.

“Applicable Law” means all applicable law and regulation, including any regulation of an SRO, which from time to time is binding on the Company or the Warrantholder.

“Appraisal Procedure” means a procedure in accordance with the American Institute of Certified Public Accounts, Inc. (“AICPA”) “VS Section 100—Valuation of a Business, Business Ownership Interest, Security or Intangible Asset” and such other associated AICPA guidance as is reasonable and applicable whereby two independent appraisers, each employed by firms nationally recognized for valuation expertise and each reasonably experienced in appraising the market value of securities of size in value and characteristics of the Warrant (each a “Qualified Appraiser”), one chosen by the Company and one by the Warrantholder, shall mutually agree upon the determinations then the subject of appraisal. Each party shall deliver a notice to the other appointing its Qualified Appraiser within 15 days after the date that the Appraisal Procedure is invoked. If within 30 days after receipt by each party of the notices appointing the two Qualified Appraisers, such appraisers are unable to agree upon the amount in question, a third Qualified Appraiser shall be chosen within ten days after the end of such 30-day period by: (i) the mutual consent of such first two Qualified Appraisers; or (ii) if such two first Qualified Appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of Qualified Appraisers on the application of either of the first two Qualified Appraisers. If any Qualified Appraiser initially appointed shall, for any reason, be unable to serve, a successor Qualified Appraiser shall be appointed in accordance with the procedures pursuant to which the predecessor Qualified Appraiser was appointed. In the event a third Qualified Appraiser is appointed, the decision of such third Qualified Appraiser shall be given within 30 days after such Qualified Appraiser’s selection. If three Qualified Appraisers are appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then (a) the determination of such appraiser shall be excluded, (b) the remaining two determinations shall be averaged, and (c) such average shall be binding and conclusive upon the Company and the Warrantholder; otherwise, the average of all three determinations shall be binding and conclusive upon the Company and the Warrantholder. The costs of conducting any Appraisal Procedure shall be borne 50% by the Company and 50% by the Warrantholder. The Qualified Appraisers shall act as experts and not arbitrators.

“Assumed Payment Amount” has the meaning set forth in Section 12(iii).

“Attribution Parties” means, collectively, the following Persons: (i) any investment vehicle, including any funds, feeder funds, or managed accounts, currently or from time to time after the date of this Warrant, directly or indirectly managed or advised by the Warrantholder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Warrantholder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Warrantholder or any Attribution Parties and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Warrantholder’s and/or any other Attribution Parties for purposes of Section 13(d) or Section 16 of the Exchange Act.

“Beneficial Owner,” “Beneficially Owned,” “Beneficially Owns” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance); provided that, except as otherwise specified herein, such calculations shall be made inclusive of all Warrant Shares subject to issuance hereunder.

“Beneficial Ownership Limitation” has the meaning set forth in Section 13(ii).

“Board” means the board of directors of the Company.

“Business Combination” means a merger, consolidation, statutory share exchange, reorganization, recapitalization, sale of all or substantially all of the assets of the Company or similar extraordinary transaction (which may include a reclassification) involving the Company.

“Business Day” means any day, other than a Saturday, a Sunday, or any other day on which commercial banks in the State of New York are authorized or required by Applicable Law to be closed.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the common stock, $0.0001 par value per share, of the Company.

“Company” means Virgin Galactic Holdings, Inc., a Delaware corporation.

“Company Benefit Plan” has the meaning set forth in Section 14(i)(B).

“Company Stock Plans” has the meaning set forth in Section 14(i)(C).

“Continuing Directors” means the directors of the Company on the date hereof and each other director, if, in each case, (i) such other director’s nomination for election to the Board is either recommended by more than 50% of the directors of the Company as of the date of such other director’s nomination for election to the Board or by more than 50% of the members of the Nominating and Corporate Governance Committee of the Board, or (ii) the Warrantholder shall have voted any shares of Common Stock in favor of the election of such other director to the Board.

“Conversion” has the meaning set forth in the definition of Equity Securities.

“Designated Company Office” has the meaning set forth in Section 4(i).

“DTC” means The Depository Trust Company.

“Equity Agreements” has the meaning set forth in Section 14(i)(A).

“Equity Awards” means equity awards issued to directors, officers, employees, advisors, or consultants of the Company in connection with their employment with or service to the Company, in each case authorized by the Board and issued pursuant to the Company Stock Plans or any other compensatory equity plan or contract of the Company, including any equity plans or contracts assumed by the Company pursuant to a merger, acquisition or similar transaction.

“Equity Securities” means any and all (i) shares, interests, participations, or other equivalents (however designated) of capital stock or other voting securities of a corporation and any and all equivalent or analogous ownership (or profit) or voting interests in a Person (other than a corporation), including in any case any such shares, interests, participations or other equivalents issued upon any conversion, (ii) securities convertible into or exchangeable for shares, interests, participations, or other equivalents (however designated) of capital stock or voting securities of (or other ownership or profit or voting interests in) such Person, and (iii) any and all warrants, rights or options to purchase any of the foregoing, whether voting or nonvoting, and, in each case, whether or not such shares, interests, participations, equivalents, securities, warrants, options, rights, or other interests are authorized or otherwise existing on any date of determination (clauses (ii) and (iii), collectively “Convertible Securities” and any conversion, exchange, or exercise of any outstanding convertible securities, a “Conversion”).

“Eligibility Date” means the first date after the Issue Date on which the Warrants are eligible for clearance and settlement through the facilities of DTC in accordance with its applicable procedures.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exercisability Date” means June 18, 2026.

“Exercise Conditions” has the meaning set forth in Section 4(ii).

“Exercise Period” has the meaning set forth in Section 4(i).

“Exercise Price” means $6.696.

“Existing Convertible Notes” means the Company’s 2.50% Convertible Senior Notes due 2027, issued pursuant to that certain Indenture, dated as of January 19, 2022, between the Company and U.S. Bank National Association, as trustee.

“Expiration Time” has the meaning set forth in Section 4(i).

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board, acting reasonably, in good faith and evidenced by a written notice delivered promptly to the Warrantholder (which written notice shall include certified resolutions of the Board in respect thereof). If the Warrantholder objects in writing to the Board’s calculation of fair market value within ten Business Days after receipt of written notice thereof, and the Warrantholder and the Company are unable to agree on the fair market value during the ten-day period following the delivery of the Warrantholder’s objection, the Appraisal Procedure may be invoked by either the Company or the Warrantholder to determine Fair Market Value by delivering written notification thereof not later than the 30th day after delivery of the Warrantholder objection. For the avoidance of doubt the Fair Market Value of cash shall be the amount of such cash.

“Fully Diluted Basis” means as of any time of determination, the number of shares of Common Stock which would then be outstanding, assuming the complete exercise, exchange, or conversion of all then-outstanding Equity Securities of the Company (excluding any Equity Awards that have not settled, vested, been exercised or otherwise converted but including, for the avoidance of doubt, as of the date of this Warrant, the Warrant Shares).

“Global Warrant Certificate” means a Warrant deposited with or on behalf of and registered in the name of DTC or its nominee, that bears the Global Warrant Legend and that has the “Schedule of Decreases of Warrants” attached thereto, a form of which is attached as Exhibit A hereto.

“Global Warrant Legend” means the legend set forth on Exhibit A.

“Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

“Market Price” means, with respect to the Common Stock or any other security, on any given day, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, of Common Stock or of such security, as applicable, on The New York Stock Exchange on such day. If the Common Stock or such security, as applicable, is not listed on The New York Stock Exchange as of any date of determination, the Market Price of the Common Stock or such security, as applicable, on such date of determination means the closing sale price on such date as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock or such security, as applicable, is so listed or quoted or, if no closing sale price is reported, the last reported sale price on such date on the principal U.S. national or regional securities exchange on which the Common Stock or such security, as applicable, is so listed or quoted, or if the Common Stock or such security, as applicable, is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price on such date for the Common Stock or such security, as applicable, in the over-the-counter market as reported by Pink Sheets LLC or a similar organization, or if that bid price is not available, the Market Price of the Common Stock or such security, as applicable, on that date shall mean the Fair Market Value per share as of such date of the Common Stock or such security. For the purposes of determining the Market Price of the Common Stock or any such security, as applicable, on the Trading Day preceding, on or following the occurrence of an event, (a) that Trading Day shall be deemed to commence immediately after the regular scheduled closing time of trading on the applicable exchange, market or organization, or if trading is closed at an earlier time, such earlier time and (b) that Trading Day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last Trading Day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing price).

“Material Adverse Effect” means any change, effect, event, development, circumstance, or occurrence (each, an “Effect”) that, taken individually or when taken together with all other applicable Effects, has been, is, or would reasonably be, expected to be materially adverse to (i) the business, assets, condition (financial or otherwise), or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) the ability of the Company to complete the transactions contemplated by the Transaction Documents or to perform its obligations under the Transaction Documents; provided, however, that in no event shall any Effect, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been, is, or would be, a Material Adverse Effect to the extent resulting from: (A) any change in general economic, market, or political conditions; (B) any change in generally accepted accounting principles in the United States or Applicable Law to the extent such change is generally applicable and not specifically directed at the Company or its subsidiaries; (C) any act of war (whether or not declared), armed hostilities, sabotage, or terrorism, or any material escalation or worsening of any such events, or any national disaster or any national or international calamity; (D) any epidemic or pandemic, including COVID-19 or anything reasonably arising therefrom, including without limitation the values of share prices traded on any stock market or exchange; (E) conditions generally affecting the industries in which the Company operates; (F) any failure, in and of itself, to meet internal or published projections, forecasts, targets, or revenue or earnings predictions for any period, as well as any change, in and of itself, by the Company in any projections, forecasts, targets, or revenue or earnings predictions for any period (provided that the underlying causes of such failures (to the extent not otherwise falling within one of the other exceptions in this proviso) may constitute or be taken into account in determining whether there has been, is, or would be, a Material Adverse Effect); or (G) any change in the price or trading volume of the Common Stock (provided that the underlying causes of such change (to the extent not otherwise falling within one of the other exceptions in this proviso) may constitute or be taken into account in determining whether there has been, is, or would be, a Material Adverse Effect); provided, further, that any Effect referred to in clauses (A) through (E) may be taken into account in determining whether or not there has been, is, or would be, a Material Adverse Effect if such Effect has a materially disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, as compared to other similarly situated participants in the industry in which the Company and its subsidiaries operate.

“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Principal Trading Market” means the trading market on which the Common Stock, or any successor security thereto, is primarily listed on and quoted for trading, and which, as of the Issue Date is The New York Stock Exchange.

“Property Dividend” means any payment by the Company to all holders of its Common Stock of any dividend, or any other distribution by the Company to such holders, of any shares of capital stock of the Company, evidences of indebtedness of the Company or other assets, other than any dividend or distribution pursuant to Section 12(ii), Section 12(iv), Section 12(v), Section 12(viii) or Section 12(ix).

“Qualified Appraiser” has the meaning set forth in the definition of “Appraisal Procedure.”

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated on or about the date hereof, between the holders party thereto and the Company.

“Repurchases” means any transaction or series of related transactions to acquire by purchase or otherwise Equity Securities of the Company or any of its subsidiaries by the Company or any subsidiary thereof for a purchase price greater than the 10-Day VWAP of such Equity Security, whether pursuant to any tender offer or exchange offer (whether or not subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder), open market transactions, private negotiated transactions or otherwise, and in each case, whether for cash, Equity Securities of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property or assets (including Equity Securities, other securities or evidences of indebtedness of a subsidiary), or any combination thereof, effected while this Warrant is outstanding; provided, however, Repurchases as defined herein shall not include one or more purchases of shares of Common Stock in connection with the net exercise of options, or the payment of tax withholding with respect to equity incentive awards, issued under the Company’s equity incentive plans.

“SEC Reports” means the Company’s Annual Reports on Form 10-K for the years ended December 31, 2023 and 2024, and its other reports, statements, and forms (including exhibits and other information incorporated therein) filed with or furnished to the Commission, in each case after December 31, 2023.

“Secured Notes” means, collectively, (i) those certain 9.80% Senior Secured Notes due 2028 issued by the Company under the Secured Notes Indenture on or about the date hereof, and (ii) any additional Secured Notes issued under the Secured Notes Indenture by the Company.

“Secured Notes Documents” means, collectively, the Secured Notes, the Secured Notes Indenture and all agreements, contracts, instruments, and documents executed in connection therewith, in each case as such agreement, contract, instrument, or document may be amended, modified, supplemented, renewed, restated or replaced from time to time in accordance with the terms thereof.

“Secured Notes Indenture” means, collectively, (i) that certain Indenture, dated on or about the date hereof, between the Company and the Secured Notes Trustee, and (ii) any supplemental indenture entered into by the Company and the Secured Notes Trustee pursuant to such Indenture from time to time after the date hereof.

“Secured Notes Trustee” means U.S. Bank Trust Company, National Association, in its capacity as trustee under the Secured Notes Indenture.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Share Delivery Date” has the meaning set forth in Section 5(i).

“SOX” means the Sarbanes-Oxley Act of 2002, as amended.

“SRO” means any (i) “self-regulatory organization” as defined in Section 3(a)(26) of the Exchange Act, (ii) other United States or foreign securities exchange, futures exchange, commodities exchange, or contract market, or (iii) other securities exchange.

“Subject Adjustment” has the meaning set forth in Section 12(xi).

“Subject Record Date” has the meaning set forth in Section 12(xi).

“Subsidiary” means, with respect to such Person, any foreign or domestic entity, whether incorporated or unincorporated, of which (i) such Person or any other subsidiary of such Person is a general partner, (ii) at least a majority of the voting power to elect a majority of the directors or others performing similar functions with respect to such other entity is directly or indirectly owned or controlled by such person or by any one or more of such person’s subsidiaries, or (iii) at least 50% of the Equity Securities are directly or indirectly owned or controlled by such Person or by any one or more of such Person’s subsidiaries.

“Trading Day” means a day on which the Principal Trading Market is open for trading.

“Transaction Documents” means, collectively, this Warrant, the Warrant Agreement, the Secured Notes Documents, the Registration Rights Agreement and any other certificate, exhibit, or agreement delivered by or entered into by and among the parties and/or their respective subsidiaries on the date hereof in connection with the transactions contemplated hereby or thereby, in each case, as amended, modified, or supplemented from time to time in accordance with their respective terms.

“Transfer” means, with respect to this Warrant, Warrant Shares or any of the rights or obligations set forth herein, any transfer, pledge, assignment or other disposition thereof. Whenever any other word derived from “Transfer” is used in this Warrant, such derived word shall have the meaning correlative thereto.

“Ultimate Warrantholder” means any Person with a beneficial interest in a Warrant, which interest is credited to the account of a DTC participant for the benefit of such Person through the book-entry system maintained by DTC (or its custodian).

“Warrant” means this Warrant.

“Warrant Agent” means Continental Stock Transfer & Trust Company, a New York corporation.

“Warrant Agreement” means the Warrant Agreement dated as of December 18, 2025 by and between the Company and the Warrant Agent.

“Warrant Register” has the meaning set forth in the Warrant Agreement.

“Warrant Shares” has the meaning set forth in Section 3.

“Warrantholder” means, in relation to the Warrant, the Person (or Persons) who is registered as the holder (or holders) of such Warrant in the Warrant Register.

2. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Warrant.

3. Number of Warrant Shares; Exercise Price. This certifies that, for value received, the Warrantholder or its permitted assigns or transferees is entitled, upon the terms hereinafter set forth, to acquire from the Company, in whole or in part, up to a maximum aggregate of the number of fully paid and nonassessable shares of Common Stock (the “Warrant Shares”) set forth in the Warrant Register, at a purchase price per share of Common Stock equal to the Exercise Price, provided, that, as soon as practicable after the Eligibility Date, the Company shall execute and deliver to the Warrant Agent for countersignature, and the Warrant Agent shall, at the direction of the Company set forth therein, register and deliver a Global Warrant Certificate for issuance to DTC, or its custodian, for crediting to the accounts of its participants for the benefit of the Ultimate Warrantholders, as holders of beneficial interests in the Warrant pursuant to the applicable procedures of DTC. The Warrant Shares and Exercise Price are subject to adjustment and/or may be supplemented by or converted into other Equity Securities as provided herein, and all references to “Common Stock,” “Warrant Shares,” and “Exercise Price” herein shall be deemed to include any such adjustment, supplement, and/or conversion or series of adjustments, supplements, or conversions.

4. Exercise of Warrant; Term; Other Agreements; Book Entry; Cancelation.

(i) Subject to the terms and conditions set forth in this Warrant, the right to purchase Warrant Shares represented by this Warrant is exercisable, in whole or in part, by the Warrantholder, at any time or from time to time, from and after the Exercisability Date, but in no event later than 5:00 p.m., New York City time, on December 18, 2030 (subject to extension pursuant to Section 4(ii), such time as extended if applicable, the “Expiration Time” and such period from the Exercisability Date through the Expiration Time, the “Exercise Period”), by (a) the surrender of this Warrant and the Notice of Exercise attached as Annex A hereto, duly completed and executed on behalf of the Warrantholder, to the Warrant Agent in accordance with Section 20 (or such other office or agency of the Company in the United States as it may designate by notice to the Warrantholder in accordance with Section 20 hereof (the “Designated Company Office”)), and (b) payment of the Exercise Price for the Warrant Shares thereby purchased by, at the sole election of the Warrantholder, tendering in cash, by certified or cashier’s check payable to the order of the Company, or by wire transfer of immediately available funds to an account designated by the Company, in the amount equal to the Exercise Price multiplied by the number of Warrant Shares thereby purchased. At the request of the Warrantholder, the Company will accept reasonable modifications to the exchange procedures provided for in this Section 4 in order to accomplish such intent.

(ii) Notwithstanding the foregoing, if at any time during the Exercise Period the Warrantholder is not able to exercise this Warrant in full as a result of any Applicable Law with respect to the Company prohibiting the exercise of this Warrant (including, for the avoidance of doubt, any approval required under the Antitrust Laws, if applicable) (collectively, the “Exercise Conditions”), the Expiration Time shall be extended until sixty (60) days after such date as the Warrantholder is able to acquire all of the Warrant Shares without violating any Exercise Conditions.

(iii) Unless the purchase rights represented by this Warrant shall have expired or shall have been fully exercised, the Warrantholder shall be entitled to receive from the Company, upon request, a new warrant of like tenor in substantially identical form to this Warrant for the purchase of that number of Warrant Shares equal to the difference between the number of Warrant Shares and the number of Warrant Shares as to which this Warrant has been exercised.

(iv) The Warrant Agent shall maintain books for the original issuance and the transfer and exercises of the Warrant issuable in connection therewith, in each case in accordance with the terms hereof in book-entry form. The Warrant Agent agrees that it will accept instructions from the Warrantholder for the transfer and exercise of the Warrants, to the extent permitted hereby. The Company shall be responsible for all fees and expenses with respect to maintaining the Warrant in book-entry form.

(v) Notwithstanding anything to the contrary in the Secured Notes Documents, this Warrant may remain in effect subsequent to a termination of the Secured Notes Indenture pursuant to its terms. Without affecting in any manner any prior exercise of this Warrant (or any Warrant Shares previously issued hereunder), if the Warrantholder delivers to the Company a written, irrevocable commitment not to exercise this Warrant, then the Company shall have no obligation to issue, and the Warrantholder shall have no right to acquire, any unissued Warrant Shares under this Warrant.

5. Issuance of Warrant Shares; Authorization; Listing; Cash Settlement.

(i) The Company shall issue a certificate or certificates or book-entry or book-entries (in any such case at the election of the Warrantholder) for the Warrant Shares issued upon exercise of this Warrant on or before the second (2nd) Business Day following the date of exercise of this Warrant (the “Share Delivery Date”) in accordance with its terms in the name of the Warrantholder and shall deliver such certificate or certificates, or evidence of such book-entry or book-entries, to the Warrantholder. To the extent such Warrant Shares are otherwise permitted or required to be issued without a restrictive legend pursuant to the terms of this Warrant or the Registration Rights Agreement, in lieu of issuing a physical share certificate or book-entry, the Warrant Agent shall, if requested by the Warrantholder, use the DTC Fast Automated Securities Transfer Program to credit such aggregate number of Warrant Shares to which the Warrantholder is entitled pursuant to such exercise to the Warrantholder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system. The Company shall be responsible for all fees and expenses of the Warrant Agent and all fees and expenses with respect to the issuance of Warrant Shares, if any, including without limitation for same day processing.

(ii) The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by the Warrantholder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation, or termination; provided, however, that the Company shall not be required to deliver Warrant Shares with respect to an exercise prior to the Warrantholder’s delivery of the associated exercise price and the Notice of Exercise substantially in the form attached as Annex A hereto.

(iii) The Company hereby represents and warrants that any Warrant Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 4 will be validly issued, fully paid and nonassessable and free of any liens or encumbrances (other than liens or encumbrances created by this Warrant, transfer restrictions arising as a matter of U.S. federal securities laws or created by or at the direction of the Warrantholder or any of its Affiliates). The Warrant Shares so issued shall be deemed for all purposes to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Company in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Company may then be closed or certificates or book entries representing such Warrant Shares may not be actually delivered or made, as applicable, on such date or credited to the Warrantholder’s DTC account, as the case may be. The Company shall at all times reserve and keep available, out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate Warrant Shares then issuable upon exercise of this Warrant in full (disregarding whether or not this Warrant is exercisable by its terms at any such time). If at any time during the term of this Warrant (and, in particular, upon Warrantholder’s exercise of this Warrant), the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant in full, the Company shall, as promptly as practicable, take such corporate action as may, in the reasonable opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes and, to the extent necessary and then applicable, to receive the approval of the Principal Trading Market on which Equity Securities of the Company are then listed, to list such shares of Common Stock. Warrantholder shall, in addition to any and all other rights and remedies that may be available to such Warrantholder at law (and, for avoidance of doubt, without in any way limiting the scope of Warrantholder’s rights under the Warrant, including (without limitation) Section 22 hereof), at equity or otherwise, be entitled to equitable relief, including the remedy of specific performance and any other relief that may be available from a court of competent jurisdiction, without any requirement to (i) post a bond or other security, or (ii) prove actual damages or that monetary damages will not afford an adequate remedy, to compel the Company to increase its authorized but unissued shares of Common Stock upon such Warrantholder’s exercise of this Warrant, so as to permit such Warrantholder to exercise this Warrant.

(iv) The Company hereby represents and warrants that, subject to issuance or notice of issuance, the listing of any Warrant Shares issuable upon exercise of this Warrant on the Principal Trading Market has been approved by such Principal Trading Market.

(v) The Company hereby acknowledges that the exercise of this Warrant by the Warrantholder may subject the Company and/or the Warrantholder to the filing requirements of certain Antitrust Laws. The Company shall use its commercially reasonable efforts to timely prepare and submit, or to assist the Warrantholder in the timely preparation and submission of, as the case may be, any such filings. If any Antitrust Law or provision or restriction on ownership in the governing documents of the Company is or may become applicable to the transactions contemplated hereby, the Company shall grant such approvals and take all such actions as are reasonably necessary or advisable so that such transactions may be consummated as promptly as reasonably practicable on the terms contemplated by this Warrant and otherwise act to eliminate or minimize the effects of such law, provision or restriction.

6. No Fractional Shares or Scrip. No fractional Warrant Shares or other Equity Securities or scrip representing fractional Warrant Shares or other Equity Securities shall be issued upon any exercise of this Warrant. In lieu of any fractional share to which a Warrantholder would otherwise be entitled, the fractional Warrant Shares or other Equity Securities shall be rounded up or down, as the case may be, to the nearest whole Warrant Share or other Equity Securities, and the Warrantholder shall be entitled to receive such rounded number of Warrant Shares or other Equity Securities.

7. No Rights as Shareholders; Transfer Books. Without limiting in any respect the provisions of the Secured Notes Indenture and except as otherwise provided by the terms of this Warrant, this Warrant does not entitle the Warrantholder, in such capacity, to (i) consent to any action of the shareholders of the Company, (ii) receive notice of or vote at any meeting of the shareholders, (iii) receive notice of any other proceedings of the Company, and (iv) except as set forth in Section 12, exercise any other rights whatsoever, in any such case, as a stockholder of the Company prior to the date of exercise of this Warrant.

8. Charges, Taxes, and Expenses. Issuance of this Warrant and issuance of Warrant Shares to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue, registration or transfer tax, assessment or similar governmental charge (other than any such taxes, assessments or charges in respect of any transfer by the Warrantholder to another person occurring contemporaneously therewith) or other incidental expense in respect of the issuance of such certificates, all of which taxes, assessments, charges and expenses shall be paid by the Company. The Company shall pay all reasonable out-of-pocket expenses of the Warrantholder, including reasonable and documented legal expenses, incurred by the Warrantholder in connection with the preparation of this Warrant and the Registration Rights Agreement.

9. Transfer/Assignment.

(i) Transfers. Subject to the applicable conditions referred to in the legend endorsed hereon and the other applicable provisions of this Warrant, the Warrantholder may Transfer at any time, in whole or in part, all or any portion of this Warrant or all or a portion of its Warrant Shares without the consent of the Company. The Company will cooperate with such Warrantholder to facilitate the timely preparation and delivery of certificates, book-entry notations or DTC credits, as applicable, of Warrants and Warrant Shares to evidence a Transfer, including by promptly preparing or causing to be prepared any opinions, authorizations, certificates, directions and other documentation and information required by the Warrant Agent to effectuate such Transfer. Any Transfer pursuant to this Section 9(i) shall include a duly executed and delivered instruments of Transfer in customary form and substance for such Transfer. The acceptance and execution of a new Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of such Warrant that the Warrantholder has in respect of this Warrant, excluding, for the avoidance of doubt, the agreements and acknowledgements set forth in Section 15(ii) hereof. If any transfer taxes arise in connection with such Transfer, such transfer taxes shall be paid by the transferee. In connection with a Transfer, the Warrant Agent shall register the transferees in the Warrant Register, and the transferees shall be deemed to have become, and shall be treated for all purposes as, the holder of record of the new Warrants or Warrant Shares immediately upon issuance of the new Warrants or Warrant Shares to such transferees.

(ii) If and for so long as reasonably requested by the Company for purposes of compliance with applicable securities laws, except to the extent such Warrant Shares are otherwise permitted or required to be issued without such restrictive legend pursuant to the terms of this Warrant or the Registration Rights Agreement, the Warrant shall contain a legend in substantially the form of the legend endorsed hereon.

10. Registry of Warrant. The Warrant Agent shall maintain the Warrant Register showing the name and address of the Warrantholder as the registered holder of this Warrant.

11. Non-Business Day Extension. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding day that is a Business Day.

12. Adjustments and Other Rights. The Exercise Price and Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided that if more than one subsection of this Section 12 is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of this Section 12 so as to result in duplication.

(i) Stock Splits, Subdivisions, Reclassifications, or Combinations. If the Company shall at any time or from time to time split or subdivide, or reclassify the outstanding shares of Common Stock into a greater number of shares (except pursuant to a stock dividend or distribution to which Section 12(ii) applies), then and in each such event the Exercise Price in effect at the opening of business on the day after the date upon which such event becomes effective shall be proportionately decreased. Conversely, if the Company shall at any time or from time to time effect a combination (by any reverse stock split or otherwise) of the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then and in each such event the Exercise Price in effect at the opening of business on the day after the date upon which such combination becomes effective shall be proportionately increased.

(ii) Common Stock Dividends. In the event the Company shall at any time or from time to time make or issue to the holders of its Common Stock a dividend or distribution payable in, or otherwise make or issue a dividend or other distribution on any class of its capital stock payable in, shares of Common Stock (other than a dividend or distribution upon a Business Combination to which Section 12(vii) applies), then and in each such event the Exercise Price in effect at the opening of business on the day after the date for the determination of the holders of shares of Common Stock entitled to receive such dividend or distribution shall be decreased by multiplying such Exercise Price by a fraction (not to be greater than 1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding at the close of business on such date for determination and the denominator of which shall be the total number of shares of Common Stock issued and outstanding at the close of business on such date for determination plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

(iii) Repurchases. If the Company shall at any time or from time to time effect Repurchases, then the Exercise Price shall be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to the date of first purchase of Equity Securities comprising such Repurchases by a fraction of which the numerator shall be (a) the product of (1) the number of shares of Common Stock outstanding immediately prior to the first purchase of Equity Securities comprising such Repurchases and (2) the Market Price per share of Common Stock on the Trading Day immediately preceding the first public announcement by the Company of the intent to effect such Repurchases, minus (b) the Assumed Payment Amount, and of which the denominator shall be the product of (X) the number of shares of Common Stock outstanding immediately prior to the first purchase of Equity Securities comprising such Repurchases minus the number of shares of Common Stock so repurchased and (Y) the Market Price per share of Common Stock on the Trading Day immediately preceding the first public announcement by the Company of the intent to effect such Repurchases. For the avoidance of doubt, no increase to the Exercise Price or decrease in the number of Warrant Shares issuable upon exercise of this Warrant shall be made pursuant to this Section 12(iii). For purposes of the foregoing, the “Assumed Payment Amount” with respect to any Repurchases shall mean the aggregate Market Price (in the case of securities) and/or Fair Market Value (in the case of cash and/or any other property), as applicable, as of such Repurchases, of the aggregate consideration paid to effect such Repurchases.

(iv) Distributions of Warrants or Rights. In the event the Company shall at any time or from time to time make or issue a dividend or distribution to all holders of its Common Stock of any warrants or other rights to subscribe for or purchase any shares of Common Stock, whether or not the warrants or rights to subscribe or purchase thereunder are immediately exercisable, and the consideration per share for which shares of Common Stock may at any time thereafter be issuable pursuant to such warrants or other rights shall be less than the Market Price per share of Common Stock on the date fixed for determination of the holders of Common Stock entitled to receive such dividend or distribution, then and in each such event the Exercise Price at the opening of business on the day after such date for determination shall be decreased by multiplying such Exercise Price by a fraction (not to be greater than 1) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on such date for determination plus the number of shares of Common Stock that the minimum consideration received and receivable by the Company for the issuance of such maximum number of shares of Common Stock pursuant to the terms of such warrants or other rights would purchase at such Market Price and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on such date for determination plus the maximum number of shares of Common Stock issuable pursuant to all such warrants or other rights.

(v) Property Dividends. If the Company shall at any time or from time to time make or issue a dividend or distribution to holders of Common Stock of a Property Dividend then and in each such event the Exercise Price in effect immediately prior to the close of business on the date for the determination of the holders of Common Stock entitled to receive such dividend or distribution shall be decreased by multiplying such Exercise Price by a fraction (not to be greater than 1): (a) the numerator of which shall be the Market Price per share of Common Stock on such date for determination minus the portion applicable to one share of Common Stock of the Fair Market Value (as determined in good faith by the Board) of such Property Dividend so distributed; and (b) the denominator of which shall be such Market Price per share of Common Stock. Any adjustment under this Section 12(v) shall become effective immediately prior to the opening of business on the day after the date for the determination of the holders of Common Stock entitled to receive such dividend or distribution. If the Board determines the Fair Market Value of any Property Dividend for purposes of this Section 12(v) by reference to the actual or when issued trading market for any securities comprising such Property Dividend, it must in doing so consider the prices in such market over the same period used in computing the Market Price per share of Common Stock.

(vi) Adjustment to Number of Warrant Shares. Whenever the Exercise Price is adjusted as provided pursuant to Section 12(i), Section 12(ii), Section 12(iii), Section 12(iv), Section 12(v) or Section 12(viii) the number of shares of Common Stock into which a Warrant is exercisable shall simultaneously be adjusted by multiplying such number of shares of Common Stock into which a Warrant is exercisable immediately prior to such adjustment by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment, and the denominator of which shall be the Exercise Price immediately thereafter.

(vii) Acquisition Transactions. In case of any Acquisition Transaction or reclassification of Common Stock (other than a reclassification of Common Stock subject to adjustment pursuant to Section 12(i)), notwithstanding anything to the contrary contained herein, (a) the Company shall notify the Warrantholder in writing of such Acquisition Transaction or reclassification as promptly as practicable (but in no event later than ten Business Days prior to the effectiveness thereof), (b) the Warrant shall immediately become nonforfeitable, and subject to clause (c) below, become immediately exercisable upon consummation of such Acquisition

Transaction or reclassification (notwithstanding that the date thereof may be prior to the Exercisability Date), and (c) solely in the event of an Acquisition Transaction that is a Business Combination or a reclassification, the Warrantholder’s right to receive Warrant Shares upon exercise of this Warrant shall be converted, effective upon the occurrence of such Business Combination or reclassification, into the right to exercise this Warrant to acquire, or, at the election of the Warrantholder, this Warrant shall be exchanged for, the number of shares of stock or other securities or property (including cash) that the shares of Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of this Warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification without regard to any limitations on exercise contained herein. If an exercise of any portion of this Warrant is to be made in connection with an Acquisition Transaction, such exercise may, at the election of the Warrantholder, be conditioned upon the consummation of such Acquisition Transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such Acquisition Transaction. In determining the kind and amount of stock, securities, or the property receivable upon exercise of this Warrant upon and following adjustment pursuant to this paragraph, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the Warrantholder shall have the right to make the same election upon exercise of this Warrant with respect to the number of shares of stock or other securities or property which the Warrantholder shall receive upon exercise of this Warrant. The Company, or the Person or Persons formed by the applicable Business Combination or reclassification, or that acquire(s) the applicable shares of Common Stock, as the case may be, shall make lawful provisions to establish such rights and to provide for such adjustments that, for events from and after such Business Combination or reclassification, shall be as nearly equivalent as possible to the rights and adjustments provided for herein (including, for the avoidance of doubt, an equitable adjustment to the Exercise Price to give effect to such Business Combination), and the Company shall not be a party to or permit any such Business Combination or reclassification to occur unless such provisions are made as a part of the terms thereof.

(viii) Spin-Offs. If the Company shall at any time or from time to time make or issue a dividend or distribution to holders of Common Stock of shares of capital stock, or similar equity interests in, a Subsidiary of the Company, or other business unit of the Company (i.e., a spin-off) that are, or when issued will be, traded or quoted on any national or regional securities exchange or market, then and in each such event the Exercise Price in effect immediately prior to the close of business on the date for the determination of the holders of Common Stock entitled to receive such dividend or distribution shall be decreased by multiplying such Exercise Price by a fraction (not to be greater than 1): (a) the numerator of which shall be the Market Price of the Common Stock calculated using the 10 consecutive Trading Days commencing on, and including, the third Trading Day after the ex-date for such dividend or distribution; and (b) the denominator of which shall be (x) the Market Price of the Common Stock calculated using the 10 consecutive Trading Days commencing on, and including, the third Trading Day after the ex-date for such dividend or distribution plus (y) the Market Price of the capital stock or similar equity interests distributed to holders of Common Stock applicable to one share of Common Stock calculated using the 10 consecutive Trading Days commencing on, and including, the third Trading Day after the ex-date for such dividend or distribution.

(ix) Cash Dividends and Distributions. If the Company shall at any time or from time to time make or declare, or fix a record date for the determination of holders of Common Stock issuable upon exercise of the Warrants entitled to receive, a dividend or any other distribution of cash, then, and in each such event, the Warrantholder shall receive, simultaneously with the distribution to the holders of Common Stock, the amount of cash it would have been entitled to receive had its Warrants been exercised in full into Warrant Shares on the date of such event (without regard to any limitations on exercise thereof, including the Beneficial Ownership Limitation), giving application to all adjustments called for during such period under this Section 12 with respect to the rights of the Warrantholder.

(x) Rounding of Calculations; Minimum Adjustments. All calculations under this Section 12(i) shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be, and (ii) to the extent approved by the Board and absent any manifest error, shall be binding on the parties hereto. Any provision of this Section 12 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Warrant Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or one-tenth (1/10th) of a share of Common Stock, or more, provided, however, that any such adjustments that have been deferred shall become immediately applicable in connection with an exercise of the Warrants regardless of amount.

(xi) Timing of Issuance of Additional Securities Upon Certain Adjustments. In any event in which (a) the provisions of this Section 12 shall require that an adjustment (the “Subject Adjustment”) shall become effective immediately after a record date (the “Subject Record Date”) for an event and (b) the Warrantholder exercises this Warrant after the Subject Record Date and before the consummation of such event, the Company may defer until the consummation of such event issuing to such Warrantholder the incrementally additional shares of Common Stock or other property issuable upon such exercise by reason of the Subject Adjustment; provided, however, that the Company upon request shall promptly deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder’s right to receive such additional shares (or other property, as applicable) upon the consummation of such event.

(xii) Statement Regarding Adjustments. Whenever the Exercise Price or the Warrant Shares into which this Warrant is exercisable shall be adjusted as provided in Section 12, the Company shall promptly prepare a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the Warrant Shares into which this Warrant shall be exercisable after such adjustment, and cause a copy of such statement to be delivered to the Warrantholder as promptly as practicable after the event giving rise to the adjustment; provided that, to the extent any such statement contains material non-public information, the Company shall, simultaneously with the delivery of such statement to the Warrantholder, disclose such information (including, if it constitutes material non-public information, the cause of such adjustment) in a Current Report on Form 8-K.

(xiii) Adjustment Rules. Any adjustments pursuant to this Section 12 shall be made successively whenever an event referred to herein shall occur. If an adjustment in the Exercise Price made hereunder would reduce the Exercise Price to an amount below par value of the Common Stock, then such adjustment in the Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Common Stock.

(xiv) No Impairment. The Company shall not, by amendment of its certificate of incorporation, bylaws, or any other organizational document, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant. In furtherance and not in limitation of the foregoing, the Company shall not take or permit to be taken any action that would (a) increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect or (b) entitle the Warrantholder to an adjustment under this Section 12 if the total number of shares of Common Stock issuable after such action upon exercise of this Warrant in full (disregarding whether or not this Warrant is exercisable by its terms at such time), together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise in full of any and all outstanding Equity Securities (disregarding whether or not any such Equity Securities are exercisable by their terms at such time) would exceed the total number of shares of Common Stock then authorized by its certificate of incorporation.

(xv) Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 12, the Company shall promptly take any and all action which may be necessary, including obtaining regulatory or other governmental, The New York Stock Exchange, or other applicable securities exchange, corporate, or shareholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock, or all other securities or other property, that the Warrantholder is entitled to receive upon exercise of this Warrant pursuant to this Section 12.

(xvi) Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Warrantholder, if, in connection with an exercise of the Warrants, the Company fails to cause the Company’s transfer agent to transmit to the Warrantholder the Warrant Shares or otherwise fails to issue the Warrant Shares to the Warrantholder on or before the Share Delivery Date in accordance with the provisions of Section 5(i), and, if after such date, the Warrantholder is required by its broker to purchase (in an open market transaction or otherwise) or the Warrantholder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Warrantholder of the Warrant Shares which the Warrantholder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Warrantholder the amount, if any, by which (x) the Warrantholder’s total purchase price (including brokerage commissions, if any) for the Common

Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Warrantholder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Warrantholder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored and return any amount received by the Company in respect of the Exercise Price for those Warrant Shares (in which case such exercise shall be deemed rescinded) or deliver to the Warrantholder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Warrantholder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Warrant Shares with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Warrantholder $1,000. The Warrantholder shall provide the Company written notice indicating the amounts payable to the Warrantholder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Warrantholder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

(xvii) Abeyance. To the extent that the Warrantholder’s right to participate in any such distributions of shares of Common Stock or derivatives related thereto due to the adjustments in this Section 12 would result in the Warrantholder and the other Attribution Parties’ beneficial ownership exceeding the Beneficial Ownership Limitation, then the Warrantholder shall not be entitled to participate in such adjustment to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such adjustment to such extent) and the portion of such adjustment shall be held in abeyance for the benefit of the Warrantholder until such time or times as its right thereto would not result in the Warrantholder and the other Attribution Parties exceeding the Beneficial Ownership Limitation, at which time or times the Warrantholder shall be granted such adjustment (and any distributions declared or made on such initial distribution or on any subsequent distribution held similarly in abeyance) to the same extent as if there had been no such limitation.

13. Beneficial Ownership Limitation.

(i) Notwithstanding anything in this Warrant to the contrary, the Company shall not effect any exercise of this Warrant, and a Warrantholder shall not have the right to exercise any portion of this Warrant, and any such exercise shall be null and void and shall be cancelled ab initio and treated as if never made, to the extent that, after giving effect to an attempted exercise set forth on an applicable Notice of Exercise, the Warrantholder together with the Warrantholder’s Attribution Parties would collectively Beneficially Own a number of shares of Common Stock in excess of the Beneficial Ownership Limitation. For purposes of the foregoing sentence, the number of shares of Common Stock Beneficially Owned by such Warrantholder and its Attribution Parties shall include the number of Warrant Shares issuable under the Notice of Exercise with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (a) exercise of the remaining, unexercised and non-cancelled portion of this Warrant Beneficially Owned by such Warrantholder or any of its Attribution Parties, and (b) exercise or conversion of the unexercised or unconverted or non-cancelled portion of any other securities of the Company (including any warrants) Beneficially Owned by such Warrantholder or any of its Attribution Parties that are subject to a limitation on conversion or exercise analogous to the limitation contained herein. Other than as set forth in the previous sentence, for purposes of this Section 13, Beneficial Ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 13, in determining the number of outstanding shares of Common Stock, a Warrantholder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (X) the Company’s most recent periodic or annual filing with the Commission, as the case may be, (Y) a more recent public announcement by the Company, or (Z) a more recent notice by the Company or the Warrant Agent to the Warrantholder setting forth the number of shares of Common Stock then outstanding. Upon the written or oral request of a Warrantholder, the Company shall, within two Trading Days thereof, confirm in writing to such Warrantholder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to any actual conversion or exercise of securities of the Company, including exercise of this Warrant, by such Warrantholder or any of its Attribution Parties since the date as of which such number of outstanding shares of Common Stock was last publicly reported or confirmed to the Warrantholder. In the event that the issuance of shares of Common Stock to a Warrantholder upon exercise of this Warrant would result in such Warrantholder together with its Attribution Parties being deemed to beneficially own, in the aggregate, more than the Beneficial Ownership Limitation, the number of shares so issued by which such Warrantholder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Beneficial Ownership Limitation (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and such Warrantholder and its Attribution Parties shall not have the power to vote or to transfer the Excess Shares.

(ii) The “Beneficial Ownership Limitation” shall initially be 4.9% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of Warrant Shares issuable upon exercise of this Warrant held by the Warrantholder or its Attribution Parties (to the extent permitted pursuant to this Section 13); provided, however, that by written notice to the Company, which will not be effective until the 61st day after such notice is given by the Warrantholder to the Company, the Warrantholder may increase or decrease the Beneficial Ownership Limitation, provided that the Beneficial Ownership Limitation in no event exceeds 9.9 % of the number of shares of Common Stock upon exercise of this Warrant held by the Warrantholder or its Attribution Parties, and the provisions of this Section 13 shall continue to apply. Upon any increase or decrease of the Beneficial Ownership Limitation, the Beneficial Ownership Limitation may not be further increased or decreased by the Warrantholder without first providing the minimum written notice required by the immediately preceding sentence. For purposes of clarity, any shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Beneficial Ownership Limitation shall not be deemed to be beneficially owned by the Warrantholder or any of its Attribution Parties for any purpose including for purposes of Section 13(d) of the Exchange Act and the rules promulgated thereunder or Section 16 of the

Exchange Act and the rules promulgated thereunder, including Rule 16a-1(a)(1) under the Exchange Act. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 13 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant.

14. Additional Representations and Covenants of the Company.

(i) Representations. The Company represents and warrants as of the date hereof to the Warrantholder that:

(A) The Company has full corporate powers, authority and legal right to enter into, deliver and perform its respective obligations under this Warrant and the Registration Rights Agreement (together, the “Equity Agreements”) and to consummate each of the transactions contemplated herein and therein, and has taken all necessary corporate action to authorize the execution, delivery and performance by it hereof and thereof. Each of the Equity Agreements has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof or thereof, as applicable, by the Warrantholder, are in full force and effect and constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as enforcement may be limited (i) by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (iii) by implied covenants of good faith and fair dealing. This Warrant is duly authorized, validly issued, fully paid and nonassessable and has been issued in compliance with all Applicable Laws and is not subject to preemptive rights of any other stockholder of the Company, and is free and clear of all liens, except restrictions imposed by the Securities Act and this Warrant.

(B) The execution, delivery and performance by the Company of the Equity Agreements and the consummation of the transactions contemplated thereby and compliance by the Company with any of the provisions thereof (including, for the avoidance of doubt, the issuance of this Warrant and the Warrant Shares), will not (A) (x) violate or conflict with any provision of its certificate of incorporation (or analogous organizational documents) or (y) result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge, or encumbrance upon any of the properties or material assets of the Company or any of its subsidiaries under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries may be bound, or to which the Company or any of its subsidiaries or any of the properties or assets of the Company or any of its subsidiaries is subject; (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any Applicable Law or Order applicable to the Company or any of its subsidiaries or any of their respective properties or assets except, in the case of clauses (A)(y) and (B), for those occurrences that would not constitute a Material Adverse Effect; (C) result in any payment (including severance, unemployment compensation, forgiveness of indebtedness, or otherwise) becoming due to any director or any employee of the Company or any of its subsidiaries under any employment, compensation or benefit plan, program, policy, agreement, or arrangement that is sponsored, maintained, or contributed to by the Company or any of its subsidiaries (each, a “Company Benefit Plan”); (D) increase any benefits otherwise payable under any Company Benefit Plan; (E) result in any acceleration of the time of payment or vesting of any benefits under any Company Benefit Plan; (F) require the funding or acceleration of funding of any trust or other funding vehicle of the Company; or (G) constitute a “change in control,” “change of control,” or other similar term under any Company Benefit Plan, except, in the case of clauses (C) through (G), as disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and its other reports, statements, and forms (including exhibits and other information incorporated therein) filed with or furnished to the Commission under Section 13(a), 14(a), or 15(d) of the Exchange Act, in each case after December 31, 2024.

(C) The authorized capital stock of the Company consists of (x) 700,000,000 shares of Common Stock of which, immediately prior to the execution hereof, 63,200,245 shares were issued and outstanding and no shares were held in treasury, as of November 6, 2025, and (y) 10,000,000 shares of preferred stock, $0.0001 par value per share, of which, immediately prior to the execution hereof, no shares were issued and outstanding. As of immediately prior to the execution hereof, the Company has (i) 140,318 shares of Common Stock subject to issuance pursuant to outstanding stock options of the Company, (ii) 5,279,121 shares of Common Stock subject to issuance pursuant to restricted stock units, (iii) 2,500,000 shares of Common Stock available for future issuance under the Company’s employee stock purchase plan and (iv) 2,118,642 shares of Common Stock subject to issuance upon the conversion of the Existing Convertible Notes. The outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable (and were not issued in violation of any preemptive rights, the Company’s certificate of incorporation, or any Applicable Law). Except as set forth above or pursuant to this Warrant, there are no (A) shares of capital stock or other Equity Securities or voting securities of the Company authorized, reserved for issuance, issued, or outstanding, (B) options, warrants, calls, preemptive rights, subscription, or other rights, instruments, agreements, arrangements, or commitments of any character, obligating the Company or any of its subsidiaries to issue, transfer, or sell or cause to be issued, transferred, or sold any shares of capital stock or other Equity Securities or voting security in the Company or any securities or instruments convertible into or exchangeable for such shares of capital stock or other Equity Securities or voting securities, or obligating the Company or any of its subsidiaries to grant, extend, or enter into any such option, warrant, call, preemptive right, subscription, or other right, instrument, agreement, arrangement, or commitment, (C) outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem, or otherwise acquire any capital stock or other Equity Securities or voting securities of the Company, excluding for the purposes hereof, any purchases of Equity Securities of the Company or any Affiliate pursuant to the Company Stock Plans pursuant to and in compliance with the requirements of Rule 10b-18 under the Exchange Act and any purchases of shares of Common Stock in connection with the net exercise of options, or the payment of tax withholding with respect to equity incentive awards, issued under the Company’s equity incentive plans, (D) issued or outstanding performance awards, units, rights to receive any capital stock, or other Equity Securities or voting securities of the Company on a deferred basis, or rights to purchase or receive any capital stock or Equity Securities or voting securities issued or granted by the Company to any current or former director, officer, employee, or consultant of the Company, or (E) voting trusts or other agreements or understandings to which the Company or any of its subsidiaries is a party with respect to the voting of the capital stock or other Equity Securities or voting securities of the Company. No subsidiary of the Company owns any shares of capital stock or other Equity Securities or voting securities of the Company. All options granted and shares reserved or issued pursuant to the Company’s Third Amended and Restated Virgin Galactic Holdings, Inc. 2019 Incentive Award Plan, Amended and Restated Virgin Galactic Holdings, Inc. 2023 Employment Inducement Incentive Award Plan, and 2025 Employee Stock Purchase Plan (collectively, the “Company Stock Plans”) have been granted, reserved, and issued in all material respects in full compliance with their respective Company Stock Plan and Applicable Law. The issuance of this Warrant and the Warrant Shares will not result in any adjustment to the conversion price or exercise price of any securities of the Company that are convertible into, or exercisable or exchangeable for, shares of Common Stock. As of immediately prior to the execution hereof, assuming the issuance of the Warrant Shares in full, the number of Warrant Shares equals 32.5% of the outstanding shares of Common Stock on a Fully Diluted Basis.

(D) The Common Stock is registered under Section 12(b) of the Exchange Act and listed on The New York Stock Exchange, and the Company has not received any notice of deregistration or delisting from the Commission or The New York Stock Exchange, as applicable. No judgment, order, ruling, decree, injunction, or award of any securities commission or similar securities regulatory authority or any other governmental authority, or of The New York Stock Exchange, preventing or suspending trading in the Common Stock of the Company has been issued, and no proceedings for such purpose are, to the Company’s knowledge, pending, contemplated or threatened. The Company has taken no action that is designed to terminate the registration of the Common Stock under the Exchange Act. The issuance of this Warrant and the Warrant Shares will be made in compliance with applicable rules and regulations of the Principal Trading Market and will not require any vote of the Company’s shareholders.

(E) Since January 1, 2024, the Company has complied in all material respects with the filing requirements of Sections 13(a), 14(a) and 15(d) of the Exchange Act, and of the Securities Act. The SEC Reports, when they became effective or were filed with the Commission as the case may be, complied in all material respects with the requirements of the Securities Act, the Exchange Act, and SOX, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later SEC Reports filed or furnished and publicly available prior to the date of this Warrant.

(F) The Company is in material compliance with any and all applicable requirements of SOX that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof. Except as disclosed in the SEC Reports, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the SEC Reports, the Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Except as disclosed in the SEC Reports, since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company that has materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company.

(G) The Company is eligible to register the resale of the Warrant Shares to be issued to the Warrantholder pursuant to this Warrant under a Registration Statement on Form S-3 promulgated under the Securities Act.

(H) Neither the Company nor, to the knowledge of the Company, any other Person authorized by the Company to act on its behalf, has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of this Warrant or the Warrant Shares, and neither the Company nor, to the knowledge of the Company, any Person acting on its behalf has made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of this Warrant or the Warrant Shares to be integrated with prior offerings by the Company for purposes of the Securities Act that would result in any applicable exemption from registration under the Securities Act to be available, nor will the Company take any action or steps that would cause the offering or issuance of this Warrant or the Warrant Shares to be integrated with other offerings by the Company.

(I) The Company is not now, and immediately after the consummation of the transactions contemplated hereunder, will not be, required to register as an “investment company” or a company “controlled by” an entity required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(ii) Covenants. The Company hereby covenants that, from the date hereof until the Expiration Time, Company shall use its reasonable best efforts to (i) maintain the listing of the Common Stock on the Principal Trading Market and (ii) maintain compliance in all material respects with all filing requirements of Sections 13(a), 14(a) and 15(d) of the Exchange Act, and of the Securities Act, including (without limitation) to ensure that no such filings include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (or, in the case of any such filing that is a registration statement, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading).

15. Agreement to Comply with the Securities Act; Legend.

(i) The Warrantholder, by acceptance of this Warrant, agrees to comply in all respects with the provisions of this Section 15(i) and the restrictive legend requirements set forth on the face of this Warrant and further agrees that such Warrantholder shall not offer, sell, or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act. Prior to the Eligibility Date, this Warrant and all Warrant Shares issued upon exercise of this Warrant (unless registered under the Securities Act and except to the extent such Warrant Shares are otherwise permitted or required to be issued without such restrictive legend pursuant to the terms of this Warrant or the Registration Rights Agreement) shall be stamped or imprinted with a legend in substantially the following form:

“THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED FOR SALE, TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.”

For the avoidance of doubt, on or after Eligibility Date, the Global Warrant Certificate will include the Global Warrant Legend.

(ii) The initial Warrantholder acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof have not been registered under the Securities Act or under any state or other applicable securities laws. The initial Warrantholder (a) acknowledges that it is acquiring this Warrant and the Warrant Shares pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute this Warrant or the Warrant Shares to any person in violation of the Securities Act or any other applicable state securities laws, (b) will not sell, transfer, or otherwise dispose of any of this Warrant or the Warrant Shares, except in compliance with this Warrant and the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in this Warrant and the Warrant Shares and of making an informed investment decision, (d) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act) as well as a “qualified institutional buyer” (as that term is defined by Rule 144A of the Securities Act) and (e)(1) has been furnished with or has had access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to this Warrant and the Warrant Shares, (2) has had an opportunity to discuss with the Company and its representatives the intended business and financial affairs of the Company and to obtain information necessary to verify any information furnished to it or to which it had access and (3) can bear the economic risk of an investment in this Warrant and the Warrant Shares and is able to afford a complete loss of such investment.

16. Governing Law and Jurisdiction; Trial By Jury.

NOTWITHSTANDING THE PLACE WHERE THIS WARRANT AND/OR THE WARRANTS MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT (1) THIS WARRANT AND THE WARRANTS SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO AGREEMENTS AMONG NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK AND (2) THE VENUE FOR ANY ACTION TAKEN WITH RESPECT TO THIS WARRANT SHALL BE ANY STATE OR FEDERAL COURT IN NEW YORK COUNTY IN THE STATE OF NEW YORK. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS WARRANT AND/OR THE WARRANTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED BY THIS WARRANT.

17. Binding Effect. This Warrant shall be binding upon any successors or assigns of the Company.

18. Amendments. This Warrant may be amended by the parties hereto without the consent of any Warrantholder for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein or adding further covenants and agreements of the Company thereafter to be observed or surrendering any rights or powers reserved to or conferred upon the Company in this Warrant. All other modifications or amendments shall require the written consent of the Company and the Warrantholders of the Warrant exercisable for a majority of the Common Stock issuable upon exercise of such Warrant, provided, however, that any amendment, modification, waiver, or supplement to this Warrant that has a material, disproportionate, and adverse effect on any Warrantholder (as compared to other Warrantholders and without giving effect to such Warrantholder’s specific tax or economic position or any other matters personal to such Warrantholder) shall also require the approval of such Warrantholder in order to be effective and enforceable against such Warrantholder.

19. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and shall be deemed to have been duly given (a) if sent by United Parcel Service or FedEx on an overnight basis, signature receipt required, one Business Day after mailing, (b) if sent by email, with a copy mailed on the same day (or next Business Day, if such day is not a Business Day) in the manner provided in clause (a) of this Section 19 when transmitted and receipt is confirmed, or (c) if otherwise personally delivered, when delivered with signature receipt required. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Company, to:

Name:	Virgin Galactic Holdings, Inc.
Address:	1700 Flight Way, 4th Floor
Tustin, California 92782
Attn:	Douglas Ahrens, Chief Financial Officer & Sarah Kim, General Counsel
Email:	doug.ahrens@virgingalactic.com; sarah.kim@virgingalactic.com with a copy to (which copy alone shall not constitute notice):

Name:	O’Melveny & Myers LLP
Address:	610 Newport Center Drive, Suite 1700
Newport Beach, California 92660
Attn:	Tony Wang
Email:	tonywang@omm.com

If to the Warrant Agent, to:

Name:	Continental Stock Transfer & Trust Company
Address:	1 State Street, 30 FL
New York, New York 10004
Attn:	Compliance Department
Email:	Compliance@continentalstock.com

If to the Warrantholder, to the address or email address of such Warrantholder as they appear on such Warrantholder’s signature page.

20. Entire Agreement. The Transaction Documents constitute the entire agreement and supersede all other prior agreements, understandings, representations, and warranties, both written and oral, between the parties, with respect to the subject matter hereof.

21. Specific Performance. The parties agree that failure of any party to perform its agreements and covenants under this Warrant, including a party’s failure to take all actions as are necessary on such party’s part in accordance with the terms and conditions of this Warrant to consummate the transactions contemplated by this Warrant, will cause irreparable injury to the other party, for which monetary damages, even if available, will not be an adequate remedy. It is agreed that the parties shall be entitled to equitable relief including injunctive relief and specific performance of the terms hereof, without the requirement of posting a bond or other security, and each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of a party’s obligations and to the granting by any court of the remedy of specific performance of such party’s obligations under this Warrant, this being in addition to any other remedies to which the parties are entitled at law or equity.

22. Limitation of Liability. No provision of this Warrant, in the absence of any affirmative action by the Warrantholder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Warrantholder, shall give rise to any liability of the Warrantholder for the purchase price of any Warrant Shares or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company. The sole liability of the Warrantholder under this Warrant shall be the applicable aggregate Exercise Price if and when this Warrant is exercised in part or in whole.

23. Interpretation. When a reference is made in this Warrant to “Sections” or “Annexes” such reference shall be to a Section of, or Annex to, this Warrant unless otherwise indicated. The terms defined in the singular have a comparable meaning when used in the plural and vice versa. References to “herein,” “hereof,” “hereunder,” and the like refer to this Warrant as a whole and not to any particular section or provision, unless the context requires otherwise. References to “parties” refer to the parties to this Warrant. The headings contained in this Warrant are for reference purposes only and are not part of this Warrant. Whenever the words “include,” “includes,” or “including” are used in this Warrant, they shall be deemed followed by the words “without limitation.” No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Warrant, as this Warrant is the product of negotiation between sophisticated parties advised by counsel. Any reference to a wholly owned subsidiary of a Person shall mean such subsidiary is directly or indirectly wholly owned by such Person. All references to “$” or “dollars” mean the lawful currency of the United States of America. Except as expressly stated in this Warrant, all references to any statute, rule, or regulation are to the statute, rule or regulation as amended, modified, supplemented, or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule, or regulation include any successor to the section.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by a duly authorized officer.

Dated: December 18, 2025

VIRGIN GALACTIC HOLDINGS, INC.

By:	/s/ Douglas Ahrens
Name:	Douglas Ahrens
Title:	Chief Financial Officer and Treasurer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Erika Young
Name:	Erika Young
Title:	Vice President

[Signature Page to Warrant]

EXHIBIT A

FORM OF GLOBAL WARRANT CERTIFICATE

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SECURITIES IS EFFECTIVE UNDER THE SECURITIES ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH VIRGIN GALACTIC HOLDINGS, INC. (THE “COMPANY”) OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT, ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3), (7), (8), (9), (12), OR (13) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE WARRANT AGENT’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (C), (D), (E) OR (F) TO REQUIRE THE DELIVERY OF A CERTIFICATION OR, IN THE CASE OF CLAUSES (E) OR (F), AN OPINION OF COUNSEL TO THE EXTENT REQUIRED BY THE WARRANT AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

This Global Warrant Certificate is held by The Depository Trust Company (the “Depositary”) or its nominee in custody for the benefit of the beneficial owners hereof, and is not transferable to any Person under any circumstances except that (i) this Global Warrant Certificate may be delivered to the Warrant Agent for cancellation on and after such date that all Warrant Shares issuable hereunder have been issued and (ii) this Global Warrant Certificate may be transferred to a successor Depositary with the prior written consent of the Company.

Unless this Global Warrant Certificate is presented by an authorized representative of the Depositary to the Company or the Warrant Agent for registration of transfer, exchange or payment and any certificate issued is registered in the name of Cede & Co. or such other entity as is requested by an authorized representative of the Depositary (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), any transfer, pledge or other use hereof for value or otherwise by or to any Person is wrongful because the registered owner hereof, Cede & Co., has an interest herein.

Transfers of this Global Warrant Certificate shall be limited to transfers in whole, but not in part, to nominees of the Depositary or to a successor thereof or such successor’s nominee, and transfers of portions of this Global Warrant Certificate shall be limited to transfers made in accordance with the restrictions set forth in Section 9 of the Warrant.

No registration or transfer of the securities issuable pursuant to the Warrant will be recorded on the books of the Company until such provisions have been complied with.

CUSIP No._______________
No. ____________________	WARRANT TO PURCHASE ________
SHARES OF COMMON STOCK

VIRGIN GALACTIC HOLDINGS, INC.

GLOBAL WARRANT TO PURCHASE COMMON STOCK

FORM OF FACE OF WARRANT CERTIFICATE

This Warrant Certificate (“Warrant Certificate”) certifies that [•] or its registered assigns is the registered holder (the “Warrantholder”) of a Warrant (the “Warrant”) of Virgin Galactic Holdings, Inc., a Delaware corporation (the “Company”), to purchase the number of shares (the “Warrant Shares”) of common stock, par value $0.0001 per share (the “Common Stock”) of the Company set forth above. This Warrant entitles the holder to purchase from the Company the number of fully paid and non-assessable Warrant Shares set forth above at the exercise price (the “Exercise Price”) multiplied by the number of Warrant Shares set forth above (the “Exercise Amount”), payable to the Company either by wire transfer, certified or official bank or bank cashier’s check payable to the order of the Company, or by wire transfer in immediately available funds of the Exercise Amount to an account of the Warrant Agent specified in writing by the Warrant Agent for such purpose. The initial Exercise Price shall be $[•] per share. This Warrant is subject to adjustment upon the occurrence of certain events as set forth in the Warrant.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS WARRANT CERTIFICATE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by its duly authorized officer.

Dated: __________________________

VIRGIN GALACTIC HOLDINGS, INC.

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY as Warrant Agent

By:
Name:
Title:

[Signature Page to the Global Warrant Certificate]

FORM OF REVERSE OF GLOBAL WARRANT CERTIFICATE

VIRGIN GALACTIC HOLDINGS, INC.

The Warrant evidenced by this Warrant Certificate is a part of a duly authorized issue of Warrants to purchase a maximum of [•] shares of common stock issued pursuant to that certain Warrant, dated as of the Issue Date (the “Warrant”), of which the form is attached to that certain Warrant Agreement (the “Warrant Agreement”), dated as of the Issue Date, duly executed and delivered by Virgin Galactic Holdings, Inc., a Delaware corporation, and Continental Stock Transfer & Trust Company, a New York corporation, as Warrant Agent (the “Warrant Agent”). The Warrant Agreement and the Warrant hereby are incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the Warrantholders. A copy of the Warrant Agreement and the Warrant may be inspected at the Warrant Agent office and is available upon written request addressed to the Company. All capitalized terms used in this Warrant Certificate but not defined that are defined in the Warrant Agreement and the Warrant, as applicable, shall have the meanings assigned to them therein. In the event of a conflict between the provisions set forth in this Warrant Certificate and the provisions of the Warrant Agreement or the Warrant, as applicable,, the provisions of the Warrant Agreement or the Warrant, as applicable, shall govern and be controlling.

Warrants may be exercised to purchase Warrant Shares from the Company from the Issue Date until the Expiration Time, at the Exercise Price set forth on the face hereof, subject to adjustment as described in the Warrant Agreement and the Warrant. Subject to the terms and conditions set forth herein and in the Warrant Agreement and the Warrant, the Warrantholder evidenced by this Warrant Certificate may exercise such Warrant by:

•

providing written notice of such election (“Warrant Exercise Notice”) to exercise the Warrant to the Warrant Agent at the address set forth in the Warrant, “Re: Election to Purchase Shares of Warrant Shares”, by hand or by facsimile, no later than the Expiration Time, which Warrant Exercise Notice shall substantially be in the form of an election to purchase Warrant Shares set forth herein, properly completed and executed by the Warrantholder;

•	paying the applicable Exercise Price, together with any applicable taxes and governmental charges.

In the event that upon any exercise of the Warrant evidenced hereby the number of Warrant Shares actually purchased shall be less than the total number of Warrant Shares purchasable upon exercise of the Warrant evidenced hereby, there shall be issued to the Warrantholders hereof, or such Warrantholder’s assignee, a new Warrant Certificate evidencing a Warrant to purchase the Warrant Shares not so purchased.

The Company shall not be required to issue fractions of Warrant Shares or any certificates that evidence fractional Warrant Shares.

Warrant Certificates, when surrendered by book-entry delivery through the facilities of the Depositary may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement and the Warrant, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing a Warrant to purchase in the aggregate a like number of Warrant Shares.

No Warrants may be sold, exchanged or otherwise transferred in violation of the Warrant Agreement or the Warrant. The securities represented by this instrument (including any securities issued upon exercise hereof) were issued pursuant to an exemption from the registration requirements of Section 5 of the Securities Act, as amended (the “Securities Act”) provided by Section 4(a)(2) of the Securities Act, Regulation S or other applicable exemption and the Warrantholder evidenced by this Warrant Certificate may not be able to sell or transfer any Warrants or Warrant Shares in the absence of an effective registration statement under the Securities Act or an exemption from registration thereunder.

The Company and Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

[Balance of page intentionally remains blank]

SCHEDULE A

SCHEDULE OF DECREASES IN WARRANTS

The following decreases in the number of Warrants evidenced by this Warrant Certificate have been made:

Date	Amount of decrease in number of Warrants evidenced by this Global Warrant Certificate	Number of Warrants evidenced by this Global Warrant Certificate following such decrease	Signature of authorized signatory

Annex A

[Form of Notice of Exercise]

Date:

TO:	Continental Stock Transfer & Trust Company, a New York corporation

RE:	Election to Purchase Shares of Warrant Shares

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of Warrant Shares set forth below covered by such Warrant. The undersigned, in accordance with Section 4 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock. A new warrant evidencing the remaining Warrant Shares covered by such Warrant, but not yet subscribed for and purchased, if any, should be issued in the name of the Warrantholder. Capitalized terms used herein without definition are used as defined in the Warrant.

Current Aggregate Beneficial Ownership of Common Stock of Warrantholder and its Attribution Parties (prior to the exercise of this Warrant): ____________________shares of Common Stock.

Number of Warrant Shares with respect to which the Warrant is being exercised:

Payment of Exercise Price:

Aggregate Exercise Price:

Holder:
By:
Name:
Title:

A-1